Exhibit 99.1

Internap Network Services Corporation

250 Williams Street

Atlanta, Georgia 30303

Phone - 404-302-9700

Facsimile - 404-475-0520

Internap Reports Record Revenues in 3rd Quarter

5% Year-Over-Year and Sequential Growth Reported;

Free Cash Flow Guidance Reaffirmed

ATLANTA, GEORGIA – October 28, 2003 – Internap Network Services Corporation (NASDAQ: INAP), the leading provider of performance-based routing services over the Internet, today reported fiscal third quarter results for the period ended September 30, 2003. Revenues totaled $34.4 million, an increase of 5.1% compared to the third quarter 2002; an increase over the preceding quarter; and a historical high revenue mark for Internap.

Subsequent to the third quarter, the company also announced the acquisition of netVmg, Inc. and of Sockeye Networks. Therefore, the financial impact and results of these acquisitions are not reflected in our third quarter report.

“Internap has produced record quarterly revenues in spite of expected seasonal softness in the third quarter,” said Gregory A. Peters, Internap’s president and chief executive officer. “In addition to our record revenues, we have reduced operating expenses by 12% and improved operating earnings performance by 47% year-over-year. These achievements, coupled with a focused strategy for expanding our product offerings and leveraging our core strengths, keep us on track for free cash flow by year-end and continued solid financial performance.”

Quarterly Highlights:

•	The customer base grew to 1,566 enterprise customers as of September 30, 2003, an increase of 79 net new customers in the quarter. Among the new customers are: Acer America; Checkfree, Inc.; Circuit City Stores; Crate & Barrel; Hitachi Software; Integrated Network Technologies; King & Spalding, LLC; Polaris Companies; Rackspace; Red Envelope; and Sotheby’s.
•	Direct margin improved to 44.4% year-to-date, compared to 34.9% for the same period a year earlier.
•	Annualized revenue per employee was $413,000, up from $376,000 per employee in the third quarter 2002.
•	Year-to-date operating expenses totaled $130.0 million, a decline of more than $24.4 million, or approximately 16%, compared to the same year-to-date period for 2002.

Internap’s net loss was $8.1 million in the third quarter, or $0.05 per share, compared to a loss of $15.2 million, or $0.10 per share, in the third quarter of 2002. Internap’s net loss attributable to common stockholders was $42.7 million, for a reported loss per share of $0.25. This included a non-cash charge of approximately $34.6 million resulting from a reduction in the conversion price of common stock underlying the Series A preferred shares due to the company’s private placement of equity in August. As a result of approval from shareholders to changes in the company’s charter, the Series A Preferred stock of the company has been reclassified from mezzanine to equity, resulting in shareholders equity of $62.2 million as of September 30,2003.

Net use of cash during the third quarter was $3.7 million, which included $0.1 million in restructuring payments. Net cash used in operating activities totaled $2.0 million.

“We continue to focus on revenue growth, stringent cost controls and integration of our recent acquisitions,” said Robert Jenks, Internap’s chief financial officer. “Internap’s financial performance will benefit from the company’s stronger balance sheet and heightened liquidity.”

Conference Call Information:

Internap’s third quarter teleconference will be held today beginning at 5:00 p.m. Eastern. The dial-in numbers are 800-901-5217, passcode 75079954 for domestic callers, and 617-786-2964, passcode 75079954 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website.

About Internap

Internap offers business customers enhanced network services through a portfolio of Internet-based solutions that utilize all major domestic IP backbones. The company’s patented and patent-pending route management technology and industry-leading service level guarantees provide 100 percent Internet availability, allowing customers to bypass congestion points and avoid other difficulties that plague conventional Internet connectivity.

Internap currently serves more than 1,500 Fortune 1000 and mid-tier business customers in the financial services; travel/hospitality; manufacturing; media/entertainment; technology and retail industries. The company provides services in numerous key markets throughout the United States, Europe and Japan including Atlanta, Boston, Chicago, London, Los Angeles, New York, San Francisco, San Jose, Seattle, Tokyo and Washington, D.C. For more information, please visit www.internap.com.

Internap “Safe Harbor” Statement

The foregoing are “forward-looking statements” which are based on management’s beliefs as well as on a number of assumptions concerning future events based on information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Internap’s control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see Internap’s filings with the Securities and Exchange Commission. Internap disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand Internap’s results.

Media Contact: C. David Sutton Internap (404) 302-9721 dsutton@internap.com	Investor Contact: David Buckel Internap (404) 302-9846 dbuckel@internap.com

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Internap Network Services Corporation

Condensed Consolidated Balance Sheets

(unaudited, in thousands except per share amounts)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$17,210	$25,219
Accounts receivable, net	15,700	15,232
Prepaid expenses and other assets	3,883	5,632

Total current assets	36,793	46,083

Property and equipment, net	63,845	88,394
Restricted cash	—	2,053
Investments	2,359	3,047
Goodwill and other intangibles assets, net	27,340	30,579
Deposits and other assets	2,060	2,813

Total assets	$132,397	$172,969

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$10,203	$13,247
Accrued liabilities	9,413	11,020
Deferred revenue	4,478	6,850
Notes payable, current portion	2,846	4,514
Revolving credit facility	9,054	10,000
Capital lease obligations, current portion	5,524	2,831
Restructuring liability, current portion	3,337	6,574

Total current liabilities	44,855	55,036

Deferred revenue	307	1,317
Notes payable, less current portion	2,976	5,196
Capital lease obligations, less current portion	18,012	22,717
Restructuring liability, less current portion	4,091	7,078

Total liabilities	70,241	91,344

Series A convertible preferred stock, $0.001 par value, 3,500 shares authorized	—	79,790

Stockholders’ equity:
Common stock, $0.001 par value, 600,000 shares authorized	187	160
Series A convertible preferred stock, $0.001 par value, 3,500 shares authorized	68,194	—
Additional paid-in capital	820,457	798,344
Deferred stock compensation	—	(396)
Accumulated deficit	(826,905)	(796,422)
Accumulated items of other comprehensive income	223	149

Total stockholders’ equity	62,156	1,835

Total liabilities, convertible preferred stock and stockholders’ equity	$132,397	$172,969

Internap Network Services Corporation

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	For the Three Months Ended
	September 30, 2003	September 30, 2002
Revenues	$34,379	$32,711

Costs and expenses:
Direct cost of network (exclusive of depreciation)	19,795	17,302
Customer support	2,125	2,867
Product development	1,694	1,836
Sales and marketing	4,688	5,330
General and administrative	4,700	4,548
Depreciation and amortization	7,931	12,390
Amortization of intangible assets	362	1,165
Amortization of deferred stock compensation	—	(316)
Restructuring costs	132	352
Loss (gain) on sale and retirement of property and equipment	(53)	1,510

Total operating costs and expenses	41,374	46,984

Loss from operations	(6,995)	(14,273)

Other expense:
Interest expense, net	(792)	(629)
Loss from equity method investment	(291)	(334)

Total other expense	(1,083)	(963)

Net loss	(8,078)	(15,236)
Less deemed dividend related to beneficial conversion feature	(34,576)	—

Net loss attributable to common stockholders	$(42,654)	$(15,236)

Basic and diluted net loss per share	$(0.25)	$(0.10)

Weighted average shares used in computing basic and diluted net loss per share	169,352	157,177

Internap Network Services Corporation

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	For the Nine Months Ended
	September 30, 2003	September 30, 2002
Revenues	$102,796	$98,355

Costs and expenses:
Direct cost of network (exclusive of depreciation)	57,132	64,034
Customer support	6,746	10,362
Product development	5,079	5,770
Sales and marketing	14,913	17,188
General and administrative	13,229	16,087
Depreciation and amortization	28,293	38,706
Amortization of intangible assets	3,218	4,198
Amortization of deferred stock compensation	390	25
Restructuring costs	1,084	(4,602)
Loss (gain) on sale and retirement of property and equipment	(53)	2,649

Total operating costs and expenses	130,031	154,417

Loss from operations	(27,235)	(56,062)

Other expense
Interest expense, net	(2,486)	(1,324)
Loss from equity method investment	(762)	(996)

Total other expense	(3,248)	(2,320)

Net loss	(30,483)	(58,382)

Less deemed dividend related to beneficial conversion feature	(34,576)	—

Net loss attributable to common stockholders	$(65,059)	$(58,382)

Basic and diluted net loss per share	$(0.40)	$(0.38)

Weighted average shares used in computing basic and diluted net loss per share	164,147	154,233